Exhibit 10.5

Business Operation Agreement

This Business Operation Agreement (this “Agreement”) is made and entered into this 12th day of December, 2018 in Shenzhen by and among:

Party A: Shenchuang Dachen(Shenzhen) Technology Co.,Ltd

Uniform Social Credit Code: 91440300MA5FE53C7T

Address: B203-A03, Hongji Garden Phase-3, Center city zone 4, Longgang District, Shenzhen

Party B: the shareholder of Party C, see details in Annex I hereinafter.

Party C: Wuba Life Circle (Shenzhen) Technology Co., Ltd.

Uniform Social Credit Code: 91440300MA5EE8AK4K

Address: 3/F Aiyi Business Center, Jihua Road, Buji Street, Longgang District, Shenzhen

Party C is referred to hereinafter as “Targer Company”. Each of the parties is referred to hereinafter as “party”, and collectively as the “parties”.

WHEREAS:

1.	Party A, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (hereinafter referred to as “China”);
2.

Party C, a limited liability company incorporated in Shenzhen, which engaged in the design of computer software and hardware, technical development, sales, technical consultation; database and computer network services; advertising business; online business and trade activities (excluding restricted items); technical development of electronic platform; chain store management service; E-commerce; database service, database management; import and export business (excluding restricted items); internet information service; warehousing service (excluding hazardous articles);

3.

The Target Company is a limited liability company incorporated under the laws of China. Party B is the shareholder of the Target Company, who holds 100% of the equity interest in the Target Company in total;

4.	The parties intend to regulate the management of the Target Company.

NOW, THEREFORE, in consideration of the above, the parties through amicably consultation hereby agree as follows:

1.	Entrustment of Shareholders’ Right
1.1

Party B hereby agrees unconditionally and irrevocably to entrust any Chinese citizen (hereinafter referred as “Designee”) designated by party A to exercise, to the extent permitted by relevant laws of China, all its rights as a shareholder of the Target Company, including, but not limited to:

(1)

attend the general meeting of shareholders of the Target Company and sign the minutes of the meeting, vote on all matters requiring discussion or decision made on the general meeting of shareholders of the Target Company (including, but not limited to, the decision to desgnate, elect or remove directors, supervisors and senior management of the Target Company) and sign any documents required to be signed by shareholders of the Target Company and provide any documents to the company registration authority for filing;

(2)

vote on all matters requiring discussion or decision made on the general meeting of shareholders of the Target Company, including, but not limited to, the decision to elect or remove directors, supervisors and senior management of the Target Company, and decide to liquidate and dissolve the Target Company;

(3)	decide to transfer or otherwise dispose of the equity interest in the Target Company held by it;
(4)	make all efforts to sign all necessary documents and implement all necessary procedures for the purposes of the above matters;
(5)	direct the directors and legal representatives of the Target Company etc. to act as per the direction of it;
(6)	exercise other shareholders’ rights under the applicable laws and regulations of China and the Articles of Association of the Target Company (and amendments from time to time).
1.2

If the Designee decides to liquidate and dissolve the Target Company pursuant to Article 1.1 (2) of this Agreement, Party B shall ensure and cause the Target Company to cooperate with the liquidator to implement all relevant liquidation and dissolution proceedings, and warrants to transfer all the remaining assets of the Target Company to Party A free of charge. Party B shall make efforts to implement all procedures or sign all documents for the purposes of such liquidation and dissolution or transfer hereto.

1.3

Party A may appoint a person to exercise the entrusted rights referred to in Article 1.1 above at any time. Party A has the right to remove and replace the aforesaid Designee at any time with prior notice to Party B. Such Designee excises the entrusted rights shall have the same legal effect as Party B exercises such rights.

1.4	The Designee shall comply with the Articles of Association of the Target Company and the provisions of relevant laws when it exercises the shareholders’ right on behalf of Party B.
1.5

Party B hereby undertakes not to interfere with the exercise of the rights specified in Article 1.1 hereof by the Designee and to make best efforts to cooperate with the Designee in the exercise of such rights. Party B further agrees to sign all reasonable and necessary agreements, resolutions and other documents in a timely manner and to take all reasonable and necessary actions to perform this Agreement and assist the Designee in the exercise of the shareholders’ right.

1.6

Party B hereby agrees that the Designee may exercise the rights specified in Article 1.1 hereof in its sole discretion without prior consultation with Party B. Each shareholder confirms and acknowledges bearing the corresponding legal responsibility and consequence in respect of the consequences arising from the exercise of the aforesaid entrusted rights by the Designee.

1.7

Party B shall sign the Power of Attorney with the same contents as Annex II to this Agreement, to authorize the Designee to exercise the rights stipulated in Article 1.1 hereof. At any time during the term of this Agreement, if Party A notifies Party B in writing that the authorization of the Designee is terminated, Party B shall terminate such authorization for the Designee immediately. Party B thereafter shall authorize other persons appointed by Party A to exercise the rights stipulated in Article 1.1 hereof.

1.8

At any time during the term of this Agreement, if the authorization or exercise of the rights specified in Article 1.1 hereof is impossible for any reasons, the parties shall immediately seek alternatives that are closest to those agreed upon in this Agreement and sign a supplementary agreement to amend or adjust the terms of this Agreement if necessary, to ensure that the objectives of this Agreement can continue to be achieved.

1.9

For the purpose of the exercise of the entrusted rights hereof, Party A or the Designee shall have the right to know relevant information of the Target Company related to its operation, business, customers, finance, employees ect., and to access to the relevant information of the Target Company. The Target Company should cooperate in this regard.

2.	Term of Entrustment
2.1

The term of entrustment under this Agreement is comomerce on the Effective Date of this Agreement, until this Agreement is terminated by Party A in writing or all assets of the Target Company held by Party B and/or all assets have been legally and validly transferred to Party A and / or an institution or individual designated by Party A.

2.2

If any one of Party B transfers all the equity interest in the Target company held by it and closes such transaction with the consent of Party A, such Party shall cease to be a party to this Agreement, provided that the obligations and commitments of the other shareholder of the Target Company hereof shall not be affected. Any one of Party B shall not transfer the equity held by it to any organization or individual other than Party A, unless such organization or individual is designated by Party A.

3.	Representations and Warranties
3.1	Each party hereto makes the following representations and warranties to other Parties:
A.	it is an independent legal person duly organized, validly existing and in good standing or a natural person with full capacity for civil conduct and civil rights;
B.	it has full authority to enter into this Agreement and to perform its obligations hereunder.
C.	it has granted its authorized representative the right to sign this Agreement and the terms of this Agreement shall be legally binding upon it from the Effective Date;
D.	the execution, delivery and performance of this Agreement:
(a)	shall not conflict with or violate the provisions of the following documents, or violate the provisions of the following documents upon receipt of the relevant notice or from time to time:
(i)	Business License, Articles of Association, license, approval of incorporation issued by the Government, agreements relating to its incorporation or any other programmatic documents;
(ii)	any laws of China or other regulations binding upon it;
(iii)	any contracts or other documents that it is a party to or binding upon it or its assets;
(b)

shall not cause any mortgage or other encumbrance on its assets or entitle any third party to set up any mortgage or encumbrance on its assets, except the pledge of the equity interest in the Target Company under the Equity Pledge Agreement entered into by Party A and Party B this [    ] day of [    ], 2018 and the exclusive option under the Exclusive Option Agreement (hereinafter referred as “Exclusive Option Agreement”);

(c)

shall not cause termination or modification of the terms of any contracts or other documents that it is a party to or binding upon on it or its assets, or entitled any other third party to terminate or modify the terms of such documents;

(d)	shall not cause the suspension, revocation, damage, forfeiture or non-renewal of any approval, permit, registration, etc. of the appropriate government authorities;
E.	no lawsuit, arbitration or other legal or governmental proceeding is pending or, to its knowledge, threatened against it that would affect its ability to perform its obligations under this Agreement;
F.

it has disclosed to other Parties all documents issued by any government authorities that may have a material adverse impact on its ability to fully perform its obligations under this Agreement. And there is no misrepresentation or omission of any material facts in such documents previously provided to other Parties; and

G.	it shall sign the necessary documents to Party A’s satisfaction and take all necessary actions to assist Party A to close the equity transfer of the Target Company upon Party A’s request.
3.2

Party B hereby warrants to Party A that it is the shareholder of the Target Company who registered in relevant Industry and Commerce Bureau and listed in the register of shareholders from the Effective Date of this Agreement. Party B may fully exercise the entrusted rights subject to the provisions of the Articles of Association of the Target Company and laws and regulations in force.

3.3

Party B hereby warrants to Party A that it has made all proper arrangements and signed all necessary documents to ensure that the performance of this Agreement shall not be affected or obstructed by its heirs, guardians, creditors, spouses and others who may thus acquire its equity or related rights in the event of its death, incapacity, bankruptcy, divorce or other circumstances that may affect the exercise of shareholder’s rights.

3.4

The parties hereby warrant that Party A shall have the right to exercise immediately all the exclusive option under the Exclusive Option Agreement upon Party A, permitted by relevant laws of China, directly holds the equity interest in the Target Company and that the Target Company can lawfully continue its business.

3.5	It shall be a material breach if any party made false or inaccurate representations and warranties.

4.	Liability for Default
4.1

Unless otherwise provided in this Agreement, if a party (hereinafter referred as “Defaulting Party”) fails to perform certain obligation under this Agreement or otherwise violate this Agreement, then the other party (hereinafter referred as “Aggrieved Party”) may:

A.

give written notice to the Defaulting Party specifying the nature and scope of the breach and demand the Defaulting Party cure the breach at its cost within a reasonable time specified in the notice (hereinafter referred as “Cure Period”), provided that there is no Cure Period if any party made any false and inaccurate representations and warranties under the Article 3.1 hereof; and

B.

If the Defaulting Party fails to cure the breach within the Cure Period (or, if there is no Cure Period, at any time after such breach), the Aggrieved Party is entitled to cause the Defaulting Party liable for all the consequences of its breach and all actual loss to the Aggrieved Party arising out of such breach, including, but not limited to, the legal fee, litigation expenses and arbitration fee arising out of litigation or arbitration in respect of such breach. The Aggrieved Party shall also have the right to request the relevant arbitral institution or court to make an order on the performance and/or enforcement of the provisions hereof. The exercise by the Aggrieved Party of the aforesaid right to relief shall not affect the exercise of any other right of relief by it in accordance with the provisions of this Agreement and the law.

5.	Disclaimer and Indemnification
5.1

The parties acknowledge that Party A or the Designee shall not be required to assume any liability of any nature or to make any economic indemnification or other indemnification to other Parties hereto in respect of the exercise of the rights specified in Article 1.1 hereof;

5.2

Party B and the Target Company hereby agrees to indemnify and hold harmless Party A or the Designee against all loss in connection with the excise of all rights under the Article 1.1 hereof, including, but not limited to any and all loss arising out of proceedings, allegations, claims sumbit by the third party or administrative investigation or punishment by any public authority, except loss arising out of wilful or gross negligence of Party A or Designee.

6.	Governing Law and Resolution of Disputes
6.1	The construction, validity, interpretation as well as dispute arising out of this Agreement shall be governed by the relevant laws of the People’s Republic of China.

6.2

All disputes arising out of or in connection with this Agreement shall be amicably resolved by the parties. In the event that any such dispute cannot be amicably resolved by the Parties within thirty days, then any Party may have a right to submit such dispute to Shenzhen-Hongkong-Macao Office of Zhanjiang Court of International Arbitration in Shenzhen. The arbitration shall be conducted by three arbitrators in accordance with the arbitration rules in force at that time. The Petitioner and the Respondent shall designate an arbitrator respectively, and the third arbitrator shall be appointed by Zhanjiang Court of International Arbitration. If the Petitioner and the Respondent are more than two persons (natural person or legal representative), the arbitrator shall be appointed by such persons through amicably negotiation in written. The award of the arbitration shall be final and binding on the parties. During the course of arbitration, the parties shall continue to perform their obligations under this Agreement, except the disputed matters or obligations submitted to arbitration. The arbitrators shall have the right to make an appropriate award in the light of the actual circumstances, to give Party A appropriate legal relief, including imposing restrictions on the business, equities or assets of the Target Company and prohibiting the Target Company to transfer or dispose of its business, equities or assets and enter into liquidation.

7.	General
7.1	This Agreement shall enter into force after it has been signed by the parties hereto.
7.2

This Agreement shall be valid until all the equity interest in of the Target Company held by party B and/or all assets of the Target Company is transferred to Party A or one or more persons designated by party A in accordance with the Exclusive Option Agreement. Notwithstanding the foregoing, Party A shall have the right to terminate this Agreement at any time by giving written notice to Party B and the Target Company 30 days in advance, and Party A shall not be liable for its unilateral termination of this Agreement.

7.3

During the term of this Agreement, Party B shall not assign any part or all of its rights or obligations under this Agreement to any third party without the consent of Party A, provided that Party A shall have the right to assign all or part of its rights and obligations under this Agreement. This Agreement shall be legally binding upon the parties hereto and its legal successors and assigns.

7.4

If any provisions contained in this Agreement shall be invalid or unenforceable in any respect under applicable laws of China, the other provisions hereof shall remain in full force and effect. The parties shall negotiate in good faith and modify this Agreement in an acceptable manner that comes closest to expressing the true intent of the parties.

7.5

This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior consultations, negotiations and agreements between the parties with respect to the subject matter.

7.6

Any party fails or delays to exercise any of its rights under this Agreement shall not constitute a waiver of such right by such Party, and any party has exercised its rights in whole or in part shall not preclude further exercise of such rights.

7.7	This Agreement shall be legally binding upon the parties hereto and its legal successors and assigns.
7.8	The parties may enter into supplementary agreements in respect of this Agreement and related matters.
7.9

This Agreement is prepared both in Chinese and English. The English Version is translated from the Chinese Version. If any differences exist concerning the same issue, the Chinese Version shall prevail.

7.10	This Agreement is made out in four (4) originals and each party will keep one (1). The four originals have the same legal effect. Each Party may sign a separate copy of this Agreement.

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[Signature Page]

[                  ] (seal)

Legal Representative / Authorized Representative:

[Signature Page]

Chen Yanhuan (signature)：

[Signature Page]

Zhang Jinlin (signature):

[Signature Page]

Wuba Life Circle (Shenzhen) Technology Co., Ltd. (seal)

Legal Representative / Authorized Representative:

Annex I

Target Company Shareholder Information

Name	ID No.	Address and Phone Number	Capital Contribution (ten thousand RMB)	Proportion of Capital (%)
Chen Yanhuan	[ ]	[ ]	0	86
Zhang Jinlin	[ ]	[ ]	0	14